Dated as of December 1, 2011

CANADIAN PACIFIC RAILWAY COMPANY

and

THE BANK OF NEW YORK MELLON

FIFTH SUPPLEMENTAL INDENTURE

to the

TRUST INDENTURE

Dated as of May 8, 2007

THIS FIFTH SUPPLEMENTAL INDENTURE (this "Fifth Supplemental Indenture") dated as of December 1, 2011 between CANADIAN PACIFIC RAILWAY COMPANY, a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the "Issuer") and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, having an office in the City of New York, in the State of New York (the "Trustee")
RECITALS OF THE ISSUER
WHEREAS, the Issuer and the Trustee entered into an Indenture, dated as of May 8, 2007 (the "Original Indenture''). Section 8.01(7) of the Original Indenture provides that the Issuer and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 and 3.01 thereof.
WHEREAS, pursuant to Sections 2.01 and 3.01 of the Original Indenture, the Issuer desires to provide for the establishment of two series of Securities under the Original Indenture, and the form and terms thereof, as hereinafter set forth.
WHEREAS, the Issuer has requested that the Trustee execute and deliver this Fifth Supplemental Indenture. The Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate pursuant to Sections 1.02 and 8.03 of the Original Indenture to the effect, among other things, that all conditions precedent provided for in the Indenture to the Trustee's execution and delivery of this Fifth Supplemental Indenture have been complied with. All acts and things necessary have been done and performed to make this Fifth Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects.
WHEREAS the proper officers of the Issuer have duly authorized the creation and issuance of two series of Securities to be designated as 4.500% Notes due 2022 (the "2022 Notes") and 5.750% Notes due 2042 (the "2042 Notes", and together with the 2022 Notes, the "Notes") and each series to be initially limited (subject to the exceptions described herein and in the Original Indenture) to the aggregate principal amount of U.S.$250,000,000; the further terms and conditions thereof being hereinafter set forth, all in accordance with a resolution of the directors of the Issuer;

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE
WITNESSETH: For and in consideration of the premises and the purchase of the Securities (as herein defined) by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:

l.    INTERPRETATIONS AND AMENDMENTS
1.1    Fifth Supplemental Indenture

As used herein "Fifth Supplemental Indenture", "hereto", "herein", "hereof”, "hereby", "hereunder" and similar expressions refer to this Fifth Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and further include the terms of the Notes set forth in the form of Notes annexed as Schedule A-1 and Schedule A-2 hereto.

1.2	Definitions in Fifth Supplemental Indenture
All terms contained in this Fifth Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms i n the Original Indenture, unless the context otherwise specifies or requires; provided, however, that notwithstanding the foregoing, the terms "Issuer" and "Trustee" shall have the respective meanings given to them in the Original Indenture.

1.3	Interpretation not Affected by Headings
The division of this Fifth Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Fifth Supplemental Indenture.

2.	NOTES

2.1	Form and Terms of Notes
There shall be and there is hereby created for issuance under the Original Indenture, as supplemented by this Fifth Supplemental Indenture (i) a series of Securities which shall consist of an aggregate principal amount of U.S.$250,000,000 2022 Notes and (ii) a series of Securities which shall consist of an aggregate principal amount of U.S.$250,000,000 2042 Notes; provided, however, that if the Issuer shall, at any time after the date hereof, increase the principal amount of 2022 Notes or 2042 Notes which may be issued and issue such increased principal amount (or any portion thereof), then any such additional 2022 Notes or 2042 Notes, as applicable, so issued shall have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue and, under certain circumstances, the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the 2022 Notes or 2042 Notes theretofore issued; and provided, further, that, notwithstanding the foregoing, the Issuer shall not be entitled to increase the principal amount of 2022 Notes or 2042 Notes which may be issued or issue any such increased principal amount if the Issuer has effected satisfaction and discharge of the Indenture pursuant to Section 4.01 of the Original Indenture or defeasance or covenant defeasance pursuant to Article 12 of the Original Indenture.
The 2022 Notes will mature, and the principal of the 2022 Notes and accrued and unpaid interest thereon will be due and payable, on January 15, 2022, or such earlier date as the principal of any of the 2022 Notes may become due and payable in accordance with the provisions of the Original Indenture and this Fifth Supplemental Indenture.

The 2042 Notes will mature, and the principal of the 2042 Notes and accrued and unpaid interest thereon will be due and payable, on January 15, 2042, or such earlier date as the principal of any of the 2042 Notes may become due and payable in accordance with the provisions of the Original Indenture re and this Fifth Supplemental Indenture.
The 2022 Notes and the 2042 Notes shall each bear interest on the principal amount thereof from December l , 2011 or from the last date to which interest shall have been paid or duly made available for payment on the 2022 Notes or the 2042 Notes, as applicable, whichever is later, at the rate of (i) 4.500% per annum for the 2022 Notes and (ii) 5.750% per annum for the 2042 Notes, in each case subject to adjustment pursuant to Article 5 hereof, payable semi-annually in arrears on January 15 and July 15 (each, an "Interest Payment Date") in each year, commencing July 15, 2012, until the principal of and premium, if any, on the applicable series of Notes is paid or duly made available for payment; and should the Issuer at any time default in the payment of any principal of, or premium, if any, or interest on the 2022 Notes or the 2042 Notes, as applicable, when due, the Issuer shall pay interest (such interest to be payable on demand), to the extent permitted by law, on the amount in default at the same rate applicable to the series of Notes on which the Issuer defaulted. Interest on the Notes of each series shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Original Indenture, be paid to the Persons in whose names the Notes (or one or more predecessor Notes) are registered at the close of business on January l and July 1 (the "Regular Record Dates"), as the case may be, immediately prior to such Interest Payment Date, regardless of whether any such Regular Record Date is a business day. Any such interest on the Notes not so punctually paid or duly provided for on any Interest Payment Date shall be payable, as applicable, as provided in the form of 2022 Note and form of 2042 Note annexed hereto as Schedule A-1 and Schedule A-2, respectively, to this Fifth Supplemental Indenture.
The Notes constitute unsecured obligations of the Issuer and rank pari passu with all of its other unsecured and unsubordinated debt from time to time outstanding and pari passu with other notes issued pursuant to the Original Indenture.
For the purposes only of the disclosure required by the Interest Act (Canada), and without affecting the amount of interest payable to any holder of a Note or the calculation of interest on any Note, if the rate of interest on any Note is calculated on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.
All payments of principal of and premium, if any, and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and all references herein to "United States dollars", "U.S.$" or "U.S. dollars" shall be deemed to refer to such coin or currency of the United States of America.
The principal of and premium, if any, and interest on the Notes shall be payable, and the Notes may be surrendered for exchange, registration, transfer or discharge from registration, at the Corporate Trust Office of the Trustee in the City of New York, New York, and in such other places as the Issuer may from time to time designate in accordance with the Original Indenture. The Trustee is hereby appointed as the initial Paying Agent, registrar and transfer agent for the Notes in the City of New York, New York.
The Notes of each series shall be issued only as fully registered Notes, without coupons, in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 thereafter. Each series of Notes initially will be represented by one or more global Securities (collectively, the "Global Notes") registered in the name of The Depository Trust Company, as Depositary or its nominee, or a successor depositary or its nominee.
The certificates representing the Notes shall bear the following legend:
"UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY OTC TO A NOMINEE OF OTC OR BY A NOMINEE OF OTC TO OTC OR ANOTHER NOMINEE OF OTC OR BY OTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."
The 2022 Notes and the 2042 Notes and the certificate of the Trustee endorsed thereon shall be in the form set out in Schedule A-1 and Schedule A-2, respectively, to this Fifth Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Trustee may approve and shall be numbered in such manner as the Trustee may approve, such approvals of the Trustee concerning any Note to be conclusively evidenced by its certification of such Note.
The Security Register referred to in Section 3.05 of the Original Indenture shall, with respect to the Notes of each series, be kept at the office or agency in the City of New York, New York that the Issuer may from time to time designate for such purpose (which shall initially be the Corporate Trust Office of the Trustee in the City of New York, New York), and at such other place or places as the Issuer with the approval of the Trustee may hereafter designate.
The Notes shall be subject to redemption at the option of the Issuer as provided in Article 3 (Optional Redemption of Notes) of this Fifth Supplemental Indenture and Article 10 of the Original Indenture and repurchase by the Issuer as provided in Article 4 (Change of Control) of this Fifth Supplemental Indenture. The Issuer shall not otherwise be required to redeem, purchase or repay Notes of either series pursuant to any mandatory redemption, sinking fund or analogous provision or at the option of the holders thereof. The Notes will not be convertible into or exchangeable for securities of any Person.
The Issuer shall be required to pay Additional Amounts as contemplated in Section 9.07 of the Original Indenture.
The Notes shall have the other terms and provisions set forth in the applicable forms of Notes attached hereto as Schedule A-1 and Schedule A-2 to this Fifth Supplemental

Indenture with the same force and effect as if such terms and provisions were set forth in full herein.

2.2	Issuance of Notes
The 2022 Notes in the aggregate principal amount of U.S.$250,000,000 and the 2042 Notes in the aggregate principal amount of U.S.$250,000,000 shall each be executed by the Designated Officer of the Issuer and delivered by the Issuer to the Trustee on the date of issue for authentication and delivery pursuant to and in accordance with the provisions of Section 3.02 of the Original Indenture and, upon the requirements of such provisions being complied with, such Notes shall be authenticated by or on behalf of the Trustee and delivered by it to or upon the Issuer Order of the Issuer without any further act or formality on the part of the Issuer. The Trustee shall have no duty or responsibility with respect to the use or application of any of the Notes so certified and delivered or the proceeds thereof.

3.	OPTIONAL REDEMPTION OF NOTES

3.1	Redemption of Notes
Each of the 2022 Notes and the 2042 Notes will be redeemable at any time, in whole or in part, at the option of the Issuer (in the manner and in accordance with and subject to the terms and provisions set forth in Article 10 of the Original Indenture) at a Redemption Price equal to the greater of:

(a)	100% of the principal amount of the Notes to be redeemed; and

(b)
the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus 45 basis points in the case of the 2022 Notes and plus 45 basis points in the case of the 2042 Notes, plus, in each case, accrued and unpaid interest to the Redemption Date; provided that installments of interest on Notes which are due and payable on any date falling on or prior to a Redemption Date will be payable to the registered holders of such Notes (or one or more predecessor Notes), registered as such as of the close of business on the relevant Regular Record Dates.
The Issuer will provide notice to the Trustee prior to the Redemption Date of the calculation of the Redemption Price.

3.2	Certain Additional Definitions
For the purposes of this Fifth Supplemental Indenture, the following expressions shall have the following meanings:

"Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities,
"Comparable Treasury Price" means (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker is provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations,
"Independent Investment Banker" means one of the Reference Treasury Dealers selected by the Issuer or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Issuer,
"Reference Treasury Dealers" means J.P. Morgan Securities LLC or its affiliates which are primary U.S. government securities dealers, and their respective successors, plus four others which are primary U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Issuer will substitute therefor another Primary Treasury Dealer,
"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date,
"Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

4.	CHANGE OF CONTROL

4.1	Change of Control
(a)    Upon the occurrence of a Change of Control Triggering Event in respect of a series of Notes, unless all Notes of such series have been called for redemption pursuant to this Section 3.1, each Holder of Notes of such series shall have the right to require the Issuer to repurchase all or any part (equal to U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof) of such Holder's Notes of such series at an offer price in cash equal to the Change of Control Payment.
(b)    Within 30 days following any Change of Control Triggering Event, the Issuer shall mail, or cause to be mailed, a notice to each Holder of Notes of the applicable series describing the transaction or transactions that constitute the Change of Control Triggering Event and specifying:

(i)	that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes tendered will be accepted for payment;

(ii)
the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

(iii)	the CUSIP number for the Notes;

(iv)	that any Note not tendered will continue to accrue interest;

(v)
that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(vi)
that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)
that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

(viii)
that Holders whose Notes are being purchased only in part will be issued new Notes equal i n principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to U.S.$2,000 in principal amount or an integral multiple of U.S.$1,000 in excess thereof; and

(ix)
if such notice is mailed prior to the date of the occurrence of the Change of Control Triggering Event, that the Change of Control Offer is conditional on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c)    The Issuer shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Issuer shall comply with the requirements of Rule l 4e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.1, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.1 by virtue of such conflict.

(d)	On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)
deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)    The Paying Agent will promptly mail to each Holder of Notes of the applicable series properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each- Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(f)    The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this

Section 4.1 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
(g)    The Issuer may make a Change of Control Offer in advance of, but conditioned on, the occurrence of a Change of Control Triggering Event but otherwise in accordance with the provisions of this Section 4.1.

4.2	Certain Additional Definitions
For the purposes of this Fifth Supplemental Indenture, the following expressions shall have the following meanings:
"Below Investment Grade Rating Event" means the Notes of the applicable series are rated below an Investment Grade Rating by at least two out of three of the Rating Agencies (as defined below), if there are three Rating Agencies, or all of the Rating Agencies, if there are less than three Rating Agencies, (the "Required Threshold”) on any date from the date of the public notice of an arrangement or transaction that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended if, by the end of the 60-day period, the rating of the Notes of such series is under publicly announced consideration for a possible downgrade by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the Notes of such series, as aforesaid, would aggregate in number the Required Threshold, such extension to continue for so long as consideration for a possible downgrade continues by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the Notes of such series, as aforesaid, would aggregate in number the Required Threshold.
"Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or amalgamation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Issuer, Canadian Pacific Railway Limited or any of the Issuer's or Canadian Pacific Railway Limited's subsidiaries; (2) the consummation of any transaction (including, without l imitation, any merger or amalgamation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of Canadian Pacific Railway Limited's voting shares; or (3) the first day on which a majority of the members of Canadian Pacific Railway Limited's Board of Directors are not Continuing Directors.
"Change of Control Offer" means an offer to repurchase Notes pursuant to Section 4.1 hereof.
"Change of Control Payment" means, with respect to Notes tendered for repurchase pursuant to a Change of Control Offer, an amount equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase .

. US I:7462678v9

I O
"Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Canadian Pacific Railway Limited who ( l ) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Canadian Pacific Railway Limited's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
"DBRS" means DBRS Limited.
"Investment Grade Rating" means a rating equal to or higher than BBB (low) (or the equivalent) by DBRS, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.
"Moody's" means Moody's Investors Service, Inc.
"Rating Agencies" means (1) each of DBRS, Moody's and S&P; and (2) if one or more of DBRS, Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for any reason outside of the Issuer's control, a "nationally recognized statistical rating organization" within the meaning of Ru le 15c3- I (c)(2)(vi)(F) under the Exchange Act, as amended, selected by the Issuer (by a resolution of its Board of Directors) as a replacement agency for one or more of DBRS, Moody's or S&P, as the case may be, or if a replacement agency is not selected, the remaining such agencies providing publicly available ratings of the Notes.
"Required Threshold" has the meaning set forth in the definition of Below Investment Grade Rating Event.

Inc.

"S&P" means Standard & Poor's, a Division of The McGraw-Hill Companies,

5.	INTEREST RATE ADJUSTMENT

5.1	Interest Rate Adjustment
The interest rate payable on each series of Notes will be subject to adjustments from time to time if Moody's (or, if applicable, any Substitute Rating Agency) or S&P (or, if applicable, any Substitute Rating Agency) downgrades (or subsequently upgrades) the debt rating assigned to such series of Notes, as set forth below.
If the ratings from Moody's or S&P (or, in either case if applicable, any Substitute Rating Agency) with respect to the Notes of a series is decreased to a rating set forth in the immediately following table with respect to that Rating Agency, the per annum interest rate on the Notes of such series will increase from that set forth on the face of the applicable Note by the percentage set forth opposite that rating:
Rating Agency
Rating Level Moody’s* S&P* Percentage

1 Ba1 BB+ 0.25%
2 Ba2 BB 0.50%
3 Ba3 BB- 0.75%
4 B l or below B+ or below 1.00%
* Including the equivalent ratings of any Substitute Rating Agency

If at any time the interest rate on any series of Notes has been adjusted upward as a result of a decrease in a rating by a Rating Agency and that Rating Agency subsequently increases its rating with respect to such series of Notes to any of the threshold ratings set forth above, the per annum interest rate on that series of Notes will be decreased such that the per annum interest rate equals the interest rate set forth on the face of the applicable Note plus the percentage set forth opposite the rating in effect immediately following the increase in the table above; provided that if Moody's or any Substitute Rating Agency subsequently increases its rating of any series of Notes to "Baa3" (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating of any series of Notes to "BBB-" (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on that series of Notes will be decreased to the per annum interest rate on that series of Notes set forth on the face of the applicable Note.
No adjustment in the interest rate of any series of Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating. If at any time less than two Rating Agencies provide a rating of any series of Notes, the Issuer will use its commercially reasonable efforts to obtain a rating of that series of Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency rates that series of Notes, for purposes of determining any increase or decrease in the per annum interest rate on that series of Notes pursuant to the table above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of that series of Notes but which has since ceased to provide such rating, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an Independent Investment Banker and, for purposes of determining the applicable ratings included in the table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody's and S&P in such table and (c) the per annum interest rate on that series of Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate set forth on the face of the applicable Note plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the table above (taking into account the provisions of clause (b) above). For so long as (i) only one Rating Agency provides a rating of any series of Notes, any increase or decrease in the interest rate of that series of Notes necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the table above and (ii) no Rating Agency provides a rating of any series of Notes, the interest rate on that series of Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate set forth on the face of the applicable Note.
Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody's, S&P or any Substitute Rating Agency, shall be made independent of (and in addition to) any and all other adjustments. In no event shall (l) the per annum interest rate on any series of Notes be reduced below the interest rate set forth on the face of the applicable Note with respect to such series or (2) the per annum interest rate on any series of Notes exceed a rate that is 2.00% above the interest rate set forth on the face of the applicable Note.
Any interest rate increase or decrease described above will take effect on the next business day after the rating change has occurred.
The interest rates on any series of Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any Rating Agency) if that series of Notes becomes rated "A3" (or its equivalent) or higher by Moody's (or any Substitute Rating Agency) and "A-" (or its equivalent) or higher by S&P (or any Substitute Rating Agency), or one of those ratings if only rated by one Rating Agency, in each case with a stable or positive outlook.
The Issuer will provide written notice to the Trustee at any time that a Rati ng Agency, or Substitute Rating Agency, if applicable, adjusts the ratings applicable to each series of Notes.
The Issuer will provide written notice to the Trustee upon selection of a Substitute Rating Agency, which notice shall perm it the Trustee to conclusively rely upon the rating of each series of Notes assigned by such Substitute Rating Agency.

5.2	Certain Additional Definitions
For purposes of this Fifth Supplemental Indenture, the following expression shall have the following meaning:
"Substitute Rating Agency" means a nationally recognized statistical rating organization that rates the applicable series of Note.

6.	GENERAL
6.1    Effectiveness This Fifth Supplemental Indenture will become effective upon its execution and delivery.

6.2	Effect of Recitals
The recitals contained herein and i n the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of the Securities or the proceeds thereof. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Fifth Supplemental Indenture, authenticate the Securities and perform its obligations under the Original Indenture and hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Issuer are true and accurate.
6.3    Ratification of Original Indenture
The Original Indenture as supplemented by this Fifth Supplemental Indenture is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

6.4	Limitation on Liability
The Trustee shall act at the direction of the requisite noteholders without liability.

6.5	Jurisdiction
Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in the State of New York in connection with any action, suit or other proceeding arising out of or relating to this Fifth Supplemental Indenture or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue.
6.6    Governing Law This Fifth Supplemental Indenture, the Original Indenture as supplemented hereby and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
6.7    Severability
In case any provision in this Fifth Supplemental Indenture, the Original Indenture as supplemented hereby or in the, Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.8	Acceptance of Trust
The Trustee hereby accepts the trusts in this Fifth Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various Persons who shall from time to time be Note holders subject to all the terms and conditions herein set forth.

6.9	Counterparts and Formal Date
This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first above written

IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture on the date first above written.
CANADIAN PACIFIC RAILWAY COMPANY

By: /s/ Marlowe Allison
Name: Marlowe Allison
Title: Vice-President and Treasurer

By: /s/ Kathryn McQuade
Name: Kathryn McQuade
Title: Executive Vice-President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as trustee

By:_____________________________

[Signature Page for the Fifth Supplemental Indenture]

IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture on the date first above written.

CANADIAN PACIFIC RAILWAY
COMPANY

By: ____________________________
Name: Marlow Allison
Title: Vice-President and Treasurer

______________________________
Name: Kathryn McQuade
Title: Executive Vice-President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By: __/s/ Catherine F. Donohue______
CATHERINE F. DONOHUE
VICE PRESIDENT

,'

[Signature Page for the Fifth Supplemental Indenture]

TABLE OF CONTENTS

Page

1.	INTERPRETATIONS AND AMENDMENTS 1
1.1    Fifth Supplemental Indenture                             l

1.2	Definitions in Fifth Supplemental Indenture 2

1.3	Interpretation not Affected by Headings 2

2.	NOTES 2
2.1    Form and Terms of Notes     2
2.2    Issuance of Notes    5

3.	OPTIONAL REDEMPTION OF NOTES 5

3.1	Redemption of Notes 5

3.2	Certain Additional Definitions 5

4.	CHANGE OF CONTROL 6

4.1	Change of Control 6

4.2	Certain Additional Definitions 9

5.	INTEREST RATE ADJUSTMENT 10
5.1    Interest Rate Adjustment.                             l0
5.2    Certain Additional Definitions    12

6.	GENERAL 12

6.1	Effectiveness 12

6.2	Effect of Recitals 12

6.3	Ratification of Original Indenture 13

6.4	Limitation on Liability 12

6.5	Jurisdiction 12

6.6	Governing Law 13

6.7	Severability 13

6.8	Acceptance of Trust 13

6.9	Counterparts and Formal Date 13

US I :7462678v9

Schedule A-1

See attached

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.
CANADIAN PACIFIC RAILWAY COMPANY

4.500% Notes due 2022

No. 1    US$250,000,000
CUSIP: 13645RAP9

Canadian Pacific Railway Company, a corporation duly organized and existing under the laws of Canada (herein called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of US$250,000,000 (TWO HUNDRED FIFTY MILLION UNITED STATES DOLLARS) on January 15, 2022, at the office or agency of the Corporation referred to below, and to pay interest thereon on July 15, 2012 and semi annually thereafter, on January 15, and July 15 in each year, from December 1, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 4.500% per annum (subject to adjustment in certain circumstances as set out in Article 5 of the Fifth Supplemental Indenture), until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

(signature page to follow)

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: December 1, 2011	CANADIAN PACIFIC RAILWAY COMPANY

By:__________________________
Name: Kathryn McQuade

Title:	Executive Vice-President and Chief Financial Officer

By: ___________________________
Name: Marlowe Allison
Title:    Vice-President and Treasurer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Indenture.

This is one of the Securities referred to in, and issued under, the within-mentioned

THE BANK OF NEW YORK MELLON,
as Trustee

Dated__________________________    By:__________________________________
Authorized Signatory

[Reverse of Security]
This Security is one of a duly authorized issue of securities of the Corporation designated as its 4.500% Notes due 2022 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to US$250,000,000, which may be issued under an indenture dated as of May 8, 2007, among the Corporation and The Bank of New York Mellon, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture, as defined below), as supplemented by the Fifth Supplemental Indenture, among the Corporation and the Trustee (as supplemented by the Fifth Supplemental Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security representing US$250,000,000 aggregate principal amount of the Securities.
Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Corporation maintained or caused to be maintained for that purpose in New York, New York or at such other office or agency of the Corporation as may be maintained or caused to be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal (and premium, if any) and interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained by the Person located in the United States entitled thereto as specified in the Security Register; provided, that principal paid in relation to any Security, redeemed at the option of the Corporation or upon Maturity, shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.
The Corporation will pay to the Holders such Additional Amounts as may be payable under Section 9.07 of the Indenture.
The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, at any time, as a whole or in part, at the election of the Corporation at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of the payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Yield plus 45 basis points, plus, in the case of (1) and (2), accrued interest thereon to the date of redemption, all as provided in the Indenture.
"Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
"Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.
"Comparable Treasury Price" means (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker is provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
"Independent Investment Banker" means one of the Reference Treasury Dealers selected by the Corporation or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Corporation.
"Reference Treasury Dealers" means J.P. Morgan Securities LLC or its affiliates which are primary U.S. government securities dealers, and their respective successors, plus four others which are primary U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer.
"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.
The Securities are also subject to redemption as a whole but not in part, at the option of the Corporation, at any time, on not less than 30 nor more than 60 days' prior written notice to each Holder of Securities to be redeemed at such Holder's address appearing on the Security Register at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest to the date fixed for redemption, in the event there is more than an insubstantial risk that the Corporation has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of any amendment or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after December 1, 2011, all as provided in Section 10.08 of the Indenture.

The Securities are also subject to redemption pursuant to Article 4 of the Fifth Supplemental Indenture.
In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.
The Securities do not have the benefit of sinking fund obligations.
In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Corporation on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Corporation with certain conditions set forth therein, which provisions apply to this Security.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all affected Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities affected thereby, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained or caused to be maintained for such purpose in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities are issuable only in registered form without coupons in denominations of US$2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to the time of due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any agent shall be affected by notice to the contrary.
Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.
As provided for in the Indenture, the Corporation may, from time to time, without notice or consent of the Holders, create and issue additional Securities so that such additional Securities shall be consolidated and form a single series with the Securities initially issued by the Corporation and shall have the same terms as to status, redemption or otherwise as the Securities originally issued.
If at any time, (i) the Depositary notifies the Corporation that it is unwilling or unable or no longer qualifies to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depositary is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, or (ii) the Corporation determines that the Securities shall no longer be represented by a global Security or Securities, then in such event the Corporation will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

See attached

Schedule A-2

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of OTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.
CANADIAN PACIFIC RAILWAY COMPANY
5.750% Notes due 2042

No. 1    US$250,000,000
CUSIP: 13645RAQ7
Canadian Pacific Railway Company, a corporation duly organized and existing under the laws of Canada (herein called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of US$250,000,000 (TWO HUNDRED FIFTY MILLION UNITED STATES DOLLARS) on January 15, 2042, at the office or agency of the Corporation referred to below, and to pay interest thereon on July 15, 2012 and semi annually thereafter, on January 15, and July 15 in each year, from December 1, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 5.750% per annum (subject to adjustment in certain circumstances as set out in Article 5 of the Fifth Supplemental Indenture), until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

(signature page to follow)

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: December 1, 2011	CANADIAN PACIFIC RAILWAY COMPANY

By:__________________________
Name: Kathryn McQuade
Title: Executive Vice-President and
Chief Financial Officer

By:___________________________
Name: Marlowe Allison
Title: Vice-President and Treasurer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Indenture.

This is one of the Securities referred to in, and issued under, the within-mentioned

THE BANK OF NEW YORK MELLON,
as Trustee

Dated:______________________     By:_____________________________
Authorized Signatory

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Corporation designated as its 5.750% Notes due 2042 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to US$250,000,000, which may be issued under an indenture dated as of May 8, 2007, among the Corporation and The Bank of New York Mellon, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture, as defined below), as supplemented by the Fifth Supplemental Indenture, among the Corporation and the Trustee (as supplemented by the Fifth Supplemental Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security representing US$250,000,000 aggregate principal amount of the Securities.
Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Corporation maintained or caused to be maintained for that purpose in New York, New York or at such other office or agency of the Corporation as may be maintained or caused to be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal (and premium, if any) and interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained by the Person located in the United States entitled thereto as specified in the Security Register; provided, that principal paid in relation to any Security, redeemed at the option of the Corporation or upon Maturity, shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.
The Corporation will pay to the Holders such Additional Amounts as may be payable under Section 9.07 of the Indenture.
The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, at any time, as a whole or in part, at the election of the Corporation at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of the payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Yield plus 45 basis points, plus, in the case of (1) and (2), accrued interest thereon to the date of redemption, all as provided in the Indenture.
"Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
"Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.
"Comparable Treasury Price" means (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker is provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
"Independent Investment Banker" means one of the Reference Treasury Dealers selected by the Corporation or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Corporation.
"Reference Treasury Dealers" means J.P. Morgan Securities LLC or its affiliates which are primary U.S. government securities dealers, and their respective successors, plus four others which are primary U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer.
"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.
The Securities are also subject to redemption as a whole but not in part, at the option of the Corporation, at any time, on not less than 30 nor more than 60 days' prior written notice to each Holder of Securities to be redeemed at such Holder's address appearing on the Security Register at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest to the date fixed for redemption, in the event there is more than an insubstantial risk that the Corporation has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of any amendment or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after December 1, 2011, all as provided in Section 10.08 of the Indenture.

The Securities are also subject to redemption pursuant to Article 4 of the Fifth Supplemental Indenture.
In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.
The Securities do not have the benefit of sinking fund obligations.
In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Corporation on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Corporation with certain conditions set forth therein, which provisions apply to this Security.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all affected Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities affected thereby, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained or caused to be maintained for such purpose in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities are issuable only in registered form without coupons in denominations of US$2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to the time of due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any agent shall be affected by notice to the contrary.
Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.
As provided for in the Indenture, the Corporation may, from time to time, without notice or consent of the Holders, create and issue additional Securities so that such additional Securities shall be consolidated and form a single series with the Securities initially issued by the Corporation and shall have the same terms as to status, redemption or otherwise as the Securities originally issued.
If at any time, (i) the Depositary notifies the Corporation that it is unwilling or unable or no longer qualifies to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depositary is not appointed by the. Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, or (ii) the Corporation determines that the Securities shall no longer be represented by a global Security or Securities, then in such event the Corporation will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.